Exhibit 10.4

This instrument was prepared by:

Sarah J. Risken, Esq.

Goldberg Kohn Ltd.

55 East Monroe Street, Suite 3300

Chicago, Illinois 60603

(312) 201-4000

with the assistance of any attorney licensed in Tennessee. After recording, this instrument should be returned to preparer.

SPACE ABOVE THIS LINE FOR RECORDER’S USE.

MAXIMUM PRINCIPAL INDEBTEDNESS FOR TENNESSEE RECORDING TAX PURPOSES IS $5,257,009, SEE ATTACHED ALLOCATION AFFIDAVIT.

LEASEHOLD AND AIR RIGHTS DEED OF TRUST WITH POWER OF SALE,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND

FIXTURE FILING

(Davidson County, Tennessee)

MADE BY

WELLS VAF – 330 COMMERCE STREET, LLC,

a Delaware limited liability company

as “Trustor”

in favor or

MICHAEL ST. CHARLES

as “Trustee”

for the benefit of

NXT CAPITAL, LLC,

a Delaware limited liability company

as “Lender”

PURSUANT TO T.C.A. Section 47-28-104: This Deed of Trust secures future advances which are “obligatory advances” and is for “commercial purposes.”

THIS INSTRUMENT COVERS PROPERTY WHICH IS OR MAY BECOME SO AFFIXED TO REAL PROPERTY SO AS TO BECOME FIXTURES AND ALSO CONSTITUTES A FIXTURE FILING UNDER SECTION 47-9-502 OF THE TENNESSEE CODE ANNOTATED. THE NAME OF THE DEBTOR (TRUSTOR HEREIN) IS WELLS VAF-330 COMMERCE STREET, LLC AND THE NAME OF THE SECURED PARTY (LENDER HEREIN) IS NXT CAPITAL, LLC. THE ADDRESSES OF THE DEBTOR AND SECURED PARTY ARE SET FORTH IN THIS DEED OF TRUST. A DESCRIPTION OF THE ITEMS AND TYPES OF COLLATERAL COVERED BY THIS FIXTURE FILING IS CONTAINED IN THIS DEED OF TRUST. WELLS VAF-330 COMMERCE STREET, LLC IS THE RECORD OWNER OF THE REAL ESTATE. THIS INSTRUMENT IS TO BE FILED IN THE REAL PROPERTY RECORDS OF DAVIDSON COUNTY, TENNESSEE.

THIS INSTRUMENT SECURES AN OBLIGATION INCURRED FOR THE CONSTRUCTION OF IMPROVEMENTS ON REAL PROPERTY AND IS PART OF “CONSTRUCTION MORTGAGE” UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE AS ENACTED IN TENNESSEE.

LEASEHOLD AND AIR RIGHTS DEED OF TRUST,

ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

Project Commonly Known As

“330 Commerce Street, Nashville, Tennessee”

THIS LEASEHOLD AND AIR RIGHTS DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (as amended, modified, restated, extended, supplemented or replaced from time to time, this “Deed of Trust”) is made as of December 17, 2010, by WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “Trustor”), whose address is c/o Wells Mid-Horizon Value Added Fund I, LLC, 6200 The Corners Parkway, Norcross, GA 30092, in favor of MICHAEL ST. CHARLES (“Trustee”), whose address is 1000 Tallan Building, Chattanooga, Hamilton County, Tennessee 37402, for the benefit of NXT CAPITAL, LLC, a Delaware limited liability company, its successors and assigns (collectively, “Lender”), whose address is 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606.

RECITALS

Lender has agreed, subject to the terms and conditions of that certain Loan Agreement of even date herewith, executed by and among Trustor, Wells VAF – Parkway at Oak Hill, LLC (“Parkway”), and Wells VAF – 6000 Nathan Lane, LLC (“Nathan”, and together with Parkway and Trustor, collectively, jointly and severally, “Borrowers” and each individually, a “Borrower”) and Lender (as amended, modified, restated, extended, supplemented or replaced from time to time, the “Loan Agreement”), to make a loan (the “Loan”) to Borrowers. The Loan is evidenced by that certain Promissory Note of even date herewith in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) (which note, together with all notes issued in substitution or exchange therefor and all amendments, modifications, restatements and renewals thereof or thereto, is hereinafter referred to as the “Note”), providing for monthly payments as set forth in the Note, with the balance thereof, due and payable on December 16, 2013 (said date, any later date to which the maturity date may be extended in accordance with the Loan Agreement, or any earlier date on which the entire unpaid principal amount shall be paid or required to be paid in full, whether by prepayment, acceleration or otherwise is hereinafter called the “Maturity Date”). The terms and provisions of the Loan Agreement and Note are hereby incorporated by reference in this Deed of Trust. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

This Deed of Trust is to secure the following obligations of Borrowers (collectively, the “Secured Obligations”): (i) the payment of the Note, together with all interest, premiums, the “Exit Fee” and the “Minimum Interest Recovery” (as each term is defined in the Loan Agreement), and other amounts, if any, due in accordance with the terms of the Note and the other Loan Documents, as well as the payment of any additional indebtedness accruing to Lender on account of any future payments, advances or expenditures made by Lender pursuant to the Note, the Loan Agreement or this Deed of Trust or any of the other Loan Documents or otherwise in connection with the Loan together with interest thereon (all payment obligations are hereinafter referred to as the “Indebtedness”) and (ii) the performance of all other obligations and covenants of Borrowers under the Loan Documents.

1.	Grant and Secured Obligations.

1.1.      Grant.  For the purpose of securing payment and performance of the Secured Obligations, Trustor does hereby bargain, sell, warrant, convey, mortgage, assign, pledge, transfer and deliver to Trustee, as trustee, with power of sale and with right of entry and possession, in and to the following property, whether now owned or hereafter acquired by Trustor (all or any part of such property, or any interest in all or any part of it, as the context may require, the “Property”):

  (a)      The real property described in Exhibit A, together with all existing and future easements and rights affording access to it (the “Premises”) including without limitation, (i) a leasehold estate in and to the Premises, as such leasehold interest is more particularly described in that certain Commerce Street Parking and Retail Facility Lease (as amended, the “Retail Lease”) dated as of March 10, 1992, by and between Commerce Street Venture, as landlord, and J.C. Bradford & Company, as tenant, predecessor-in-interest to Trustor, a Memorandum of said Retail Lease to be recorded in the Register’s Office (the “Register’s Office”) for Davidson County, Tennessee and (ii) a leasehold estate in and to the Premises, as such leasehold interest is more particularly described in that certain Lease Agreement (as amended, the “Lobby Lease” and together with the Retail Lease, the “Subject Leases”) dated as of

December 1, 1985, by and between Commerce Street Venture, as landlord, and Linville Properties Co., as tenant, a Memorandum of said Lobby Lease is recorded in Book 6739, Page 374, and re-recorded in Book 6740, Page 822, and further re-recorded in Book 7075, Page 517, in the Register’s Office, and subsequently assigned to J.C. Bradford & Co. by Assignment of Lease recorded with the Register’s Office in Book 7902, Page 220, and further assigned to K&M Enterprises by Assignment of Lease recorded with the Register’s Office at Instrument No. 20001018-0103460 and further assigned to Ferrari Partners, L.P. by Assignment of Lease of Record in Instrument No. 20020523-0062998, in said Register’s Office, and further assigned to Trustor by Assignments of Lease recorded at Instrument Nos. 20071217-0144581, 20071217-0144582 and 20071217-0144583, in said Register’s Office, such Assignments of Leases were corrected by Scrivenor’s Error Affidavits recorded as Instrument Nos.             ,             , and             , as amended by that certain First Amendment to Lease Agreement dated as of December 14, 2007 by and between Landlord and Trustor; together with

(b)      All buildings, structures, improvements and fixtures now or in the future located or to be constructed on the Premises (the “Improvements”); together with

(c)      All existing and future appurtenances, privileges, rights-of-way, franchises and tenements of the Premises, including all mineral rights, oil, gas, and associated substances, and other commercially valuable substances which may be in, under or produced from any part of the Premises, all development rights and credits, air rights, water, water rights (whether riparian, appropriative or otherwise, and whether or not appurtenant) and water stock, and any Premises lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and Improvements; together with

(d)      All existing and future Leases, subleases, subtenancies, licenses, occupancy agreements, concessions and other agreements (“Leases”) relating to the use and enjoyment of all or any part of the Premises and Improvements, including without limitation that certain Sublease (the “Sublease”) dated as of March 4, 2002 by and between K&M Enterprises, a Tennessee general partnership, predecessor-in-interest to Trustor, as sublessor, and Country Music Television, Inc., a Tennessee corporation, as subtenant (“Subtenant”), and any and all guaranties and other agreements relating to or made in connection with any of such Leases and all rents, income, revenues, prepayments, security deposits, tax, insurance and replacement reserve deposits, receipts, termination, cancellation, and option payments, royalties, profits, issues, service reimbursements, fees, accounts receivables, and revenues from the Premises and/or Improvements from time to time accruing under the Leases (the “Rents”); together with

(e)      All goods, materials, supplies, work in process, chattels, furniture, fixtures, equipment, appliances, machinery and other personal property of any kind, now or later to be attached to, incorporated into, placed in, on or about, or used in connection with the use, enjoyment, occupancy or operation of all or any part of the Premises and Improvements, whether stored on the Premises or elsewhere, including all pumping plants, engines, pipes, ditches and flumes, and also all gas, electric, cooking, heating, cooling, air conditioning, lighting, refrigeration and plumbing fixtures and equipment, all of which shall be considered to the fullest extent of the law to be real property for purposes of this Deed of Trust; together with

(f)      All of Trustor’s interest in and to all operating accounts, the Loan funds, whether disbursed or not, all reserves set forth in the Budget, the Holdback, the Interest Reserve, the Replacement Reserve and any other monies on deposit with or for the benefit of Lender, including deposits for the payment of real estate taxes and insurance, any cash collateral account, and any bank accounts of Trustor, including without limitation, the Blocked Accounts, including all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held in or in transit to any account; together with

(g)      All claims, demands, judgments, insurance policies, insurance proceeds, refunds, reserves, accounts receivable, cost savings, deposits, rights of action, awards of damages, compensation, settlements and other rights to the payment of money hereafter made resulting from or relating to (i) the taking of the Premises or the Improvements or any part thereof under the power of eminent domain, (ii) any damage (whether caused by such taking, by casualty or otherwise) to the Premises, Improvements or appurtenances thereto or any part thereof, or (iii) the ownership or operation of the Property; together with

(h)      To the extent assignable, all management contracts, permits, licenses, applications, approvals, plans, specifications and drawings, contracts, purchase and sale agreements, purchase options, entitlements, soil test reports, other reports of examination or analysis of the Premises or the Improvements, development rights and authorizations, however characterized, issued or in any way furnished for the acquisition, construction, development, operation and use of the Premises, Improvements and/or Leases, including building permits, environmental certificates, certificates of operation, warranties and guaranties; together with

(i)      All of the following types of collateral, as defined in the Uniform Commercial Code as in effect from time to time in the State of Tennessee (the “Code”): accounts, contract rights, general intangibles, chattel paper, documents, instruments, inventory, goods, equipment, investment property, deposit accounts, letter of credit rights, commercial tort claims, health care receivables and all books and records relating to the foregoing, provided that Trustor will cooperate with Lender in obtaining “control” as defined in the Code with respect to collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper; but expressly excluding any right in or to, or the right to use the mark or name “Wells”, “Wells REIT”, “Wells Core Office”, “Wells REF” or any variant or logos thereof; together with

  (j)      All books and records pertaining to any and all of the property described above, including computer-readable memory and any computer hardware or software necessary to access and process such memory (“Books and Records”); together with

  (k)      All proceeds and products and renewals of, additions and accretions to, substitutions and replacements for, and changes in any of the property described above; and together with

  (l)      Any and all after-acquired right, title or interest of Trustor in and to any property of the types described in the preceding granting clauses.

The lien of this Deed of Trust attaches to, and the Property hereunder shall include all of Trustor’s rights and remedies at any time arising under or pursuant to Section 365(h) of the Bankruptcy Code, 11 U.S.C. §365(h), including without limitation all of Trustor’s rights to remain in possession of the leasehold estate under the Subject Leases.

The Recitals and Exhibits to this Deed of Trust are hereby incorporated in this Deed of Trust. Capitalized terms used above and elsewhere in this Deed of Trust without definition have the meanings given them in the Loan Agreement.

1.2.     Obligations.

  (a)      Trustor makes the grant, conveyance, and mortgage set forth in Section 1.1 above, and grants the security interest set forth in Section 3 below for the purpose of securing the following obligations (the “Obligations”) in any order of priority that Lender may choose:

    (i)      Payment and performance of all obligations and covenants of Borrowers under the Loan Documents;

    (ii)     Payment and performance of all future advances and other obligations that Trustor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Lender, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Deed of Trust;

    (iii)    Payment and performance of all modifications, amendments, extensions, and renewals, however evidenced, of any of the Secured Obligations; and

    (iv)    Payment of any and all loan commissions, service charges, liquidated damages, Expenses and advances due to or incurred by Lender regardless of whether any Loan proceeds have been disbursed.

1.3.     All Persons who may have or acquire an interest in all or any part of the Property will be considered to have notice of, and will be bound by, the terms of the Secured

Obligations and each other agreement or instrument made or entered into in connection with each of the Secured Obligations. Such terms include any provisions in the Note or the Loan Agreement which permit borrowing, repayment and reborrowing, or which provide that the interest rate on one or more of the Secured Obligations may vary from time to time.

2.	Assignment of Leases and Rents.

2.1.     Assignment.  Trustor hereby irrevocably, absolutely, presently and unconditionally assigns to Lender all Leases and Rents and other benefits of the Property, whether now due, past due or to become due, including all prepaid rents and security deposits. This is an absolute assignment, not an assignment for security only and shall continue in effect until the Indebtedness is paid in full and all Secured Obligations are fully satisfied. Trustor hereby gives Lender the right to collect the Rents and apply them in payment of the principal, interest and all other sums payable under the Loan Documents.

2.2.     Grant of License.  Lender hereby confers upon Trustor a revocable license (“License”) to enforce the Leases and collect and retain the Rents as they become due and payable (excluding, however, any Lease termination, cancellation, option or similar payments, which Trustor agrees shall be deposited into the Guarantor Level Blocked Account in accordance with the Loan Agreement), which license shall terminate upon an Event of Default, as defined in Section 6.2 below, and notice from Lender to Trustor. If an Event of Default has occurred and is continuing, Lender shall have the right, which it may choose to exercise in its sole and absolute discretion and which it may exercise without taking possession of the Property, to terminate this License without regard to the adequacy of Lender’s security under this Deed of Trust.

2.3.     Collection and Application of Rents.  Subject to the License granted to Trustor under Section 2.2 above and following an Event of Default, Lender has the right, power and authority to collect any and all Rents. Trustor hereby appoints Lender its attorney-in-fact to perform any and all of the following acts, if and at the times when Lender in its sole discretion may so choose:

  (a)      Demand, receive and enforce payment of any and all Rents; or

  (b)      Give receipts, releases and satisfactions for any and all Rents; or

  (c)      Sue either in the name of Trustor or in the name of Lender for any and all Rents.

Lender and Trustor agree that the mere recordation of the assignment granted herein entitles Lender immediately to collect and receive rents upon the occurrence of an Event of Default, as defined in Section 6.2, without first taking any acts of enforcement under applicable law, such as, but not limited to, providing notice to Trustor, filing foreclosure proceedings, or seeking and/or obtaining the appointment of a receiver. Further, Lender’s right to the Rents does not depend on whether or not Lender takes possession of the Property as permitted under Subsection 6.3(c). In Lender’s sole and absolute discretion, Lender may choose to collect Rents either with or without taking possession of the Property. Lender shall apply all Rents collected by it in the manner provided under Section 6.6. If an Event of Default occurs while Lender is in possession of all or part of the Property and is collecting and applying Rents as permitted under this Deed of Trust, Lender and any receiver shall nevertheless be entitled to exercise and invoke every right and remedy afforded any of them under this Deed of Trust and at law or in equity.

2.4.     Lender Not Responsible.  Under no circumstances shall Lender have any duty to produce Rents from the Property. Regardless of whether or not Lender, in person or by agent, takes actual possession of the Property, unless Lender agrees in writing to the contrary, Lender is not and shall not be deemed to be:

  (a)      A “mortgagee in possession” for any purpose; or

  (b)      Responsible for performing any of the obligations of the lessor under any lease; or

  (c)      Responsible for the control, care, management, or repair of the Property or any personal property or for any waste committed by lessees or any other parties, any dangerous or defective condition of the Property, or any negligence in the management, upkeep, repair or control of the Property; or

  (d)      Liable in any manner for the Property or the use, occupancy, enjoyment or operation of all or any part of it; or

  (e)      Liable in any way for any injury or damage to any Person or property sustained by any Person or Persons in or about the Property.

2.5.     Leasing.  Trustor shall comply with and observe Trustor’s obligations as landlord under all Leases and shall remain liable under the Leases. Trustor shall not lease the Property or any part of it except strictly in accordance with the terms of the Loan Agreement.

2.6.     Subject Leases.  All rights and obligations of Lender under this Deed of Trust are and shall be junior and subordinate to the rights of the lessor under each Subject Lease. For so long as the Secured Obligations shall remain outstanding and all obligations of Lender and Borrowers under the Loan Agreement have not been terminated, Trustor hereby covenants, warrants and represents as follows:

  (a)      Each Subject Lease is and shall be maintained in full force and effect, unmodified by any writing or otherwise, except such modifications as are permitted by Lender pursuant to the Loan Agreement.

  (b)      All rent, additional rent and other charges payable under the Subject Leases have been and will be paid when due.

(c)     There are not, as of the date hereof, and will not be any defenses to Trustor’s enforcement of its rights under the Subject Leases.

(d)     Trustor is not in default in the performance of any of its obligations under the Subject Leases, and there are no circumstances which, alone or with the passage of time or the giving of notice or both, would constitute an event of default thereunder. If Trustor shall fail to perform and comply with all agreements, covenants, terms and conditions imposed upon Trustor under the Subject Leases, Lender may, but shall not be obligated to, take any action Lender deems necessary or desirable, in Lender’s reasonable discretion, to prevent or cure any default by Trustor under the Subject Leases, including without limitation performance of any of Trustor’s obligations. Lender shall have the right to enter in and upon the Property or any portion thereof in order to prevent or cure any such default by Trustor and, to the extent that Lender incurs any expense in preventing or curing any default, all such sums shall bear interest at the Default Rate and shall be included in the Secured Obligations.

(e)     To the best of Trustor’s knowledge, as of the date hereof, Lessor is not in default in the performance of any of its material obligations under either Subject Lease.

(f)     Trustor will promptly and faithfully materially observe, perform and comply with all the terms, covenants and provisions of each Subject Lease, on its part to be observed, performed and complied with, at the times set forth therein, and will enforce the material obligations of Lessor under each Subject Lease, to the end that Trustor may enjoy all of the material rights granted it under each Subject Lease.

(g)     Trustor will not knowingly do, permit, suffer or refrain from doing, anything, as a result of which, there would be a default or breach of any of the terms of either Subject Lease.

(h)     Except as otherwise permitted pursuant to the Loan Agreement, without Lender’s prior written consent, Trustor will not cancel or surrender either Subject Lease, nor sublet or assign any of its interest under either Subject Lease, nor modify or amend any provision of either Subject Lease.

(i)      Except as otherwise permitted pursuant to the Loan Agreement, Trustor will not subordinate either Subject Lease to any lien or encumbrance without the prior written consent of Lender.

(j)      Trustor will give Lender prompt notice of any default by anyone under either Subject Lease, if applicable, and promptly deliver to Lender copies of each notice of default and all other notices of any default by anyone under either Subject Lease, if applicable.

(k)      Trustor will furnish to Lender such information and evidence as Lender may reasonably request concerning Trustor’s due observance, performance and compliance with the terms, covenants and provisions of the Subject Leases. If any default has occurred under the Subject Lease, Lender shall have the right, but not the obligation, to cure such default and all sums paid to cure any such default shall bear interest at the Default Rate and shall be added to the Secured Obligations.

(l)       Fee title to the Land and the estate conveyed by the Subject Leases shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates in either Lessor, Trustor or a third party, whether by purchase or otherwise and accordingly: (i) if Trustor acquires the fee title or any other estate, title or interest in the Land demised by the Subject Leases, or any part thereof, the lien of this Deed of Trust shall attach to, cover and be a lien upon such acquired estate, title or interest and same shall thereupon be and become a part of the Property with the same force and effect as if specifically encumbered herein; and (ii) Trustor agrees to execute all instruments and documents which Lender may reasonably require to ratify, confirm and further evidence Lender’s lien on the acquired estate, title or interest.

(m)     In the event that the term of either Subject Lease expires by its terms or either Subject Lease is terminated for any reason and Trustor and Lessor enter into a new lease pertaining to the premises demised by such Subject Lease, Trustor shall promptly notify Lender and shall execute and deliver to Lender a new mortgage of the leasehold estate demised by such new lease, in substantially the same form as this Deed of Trust.

(n)      Lender shall have no liability or obligation under either Subject Lease by reason of its acceptance of this Deed of Trust.

(o)      Trustor shall not, without Lender’s prior written consent, elect to treat either Subject Lease as terminated under Section 365(h) of the Bankruptcy Code. Any such election made by Trustor without Lender’s prior written consent shall be void. Further, Trustor hereby unconditionally assigns and transfers to Lender all of Trustor’s claims and rights to the payment of damages arising from any rejection of either Subject Lease by Lessor.

3.	Grant of Security Interest.

3.1.    Security Agreement.  The parties intend for this Deed of Trust to create a lien on the Property, and an absolute assignment of the Rents, all in favor of Lender. The parties acknowledge that some of the Property and some or all of the Rents may be determined under applicable law to be personal property or fixtures. To the extent that any Property or Rents may be or be determined to be personal property, Trustor as debtor hereby grants Lender as secured party a security interest in all such Property (including, any replacement or substituted property) and Rents, to secure payment and performance of the Secured Obligations. This Deed of Trust constitutes a security agreement under the Code covering all such Property and Rents. Lender shall have all of the rights and remedies of a secured party under the Code, as well as all other rights and remedies available at law or in equity.

3.2.      Financing Statements.  Trustor shall execute documents as Lender may from time to time require to perfect or continue the perfection of Lender’s security interest in any Property or Rents. As provided in Section 5.7 below, Trustor shall pay all fees and costs that Lender may incur in filing this Deed of Trust (including any extensions, renewals and amendments thereof and reproductions of this Deed of Trust) and such other documents in public offices and in obtaining such record searches as Lender may reasonably require. Trustor hereby authorizes Lender to file all financing statements, refilings, amendments, renewals and continuations thereof as Lender deems necessary or advisable to create, preserve and protect such lien. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it. Trustor hereby authorizes Lender to file financing statements covering “all assets” or “all personal property” of Trustor, as debtor, as contemplated by Section 47-9-504 of the Code.

4.	Fixture Filing.

This Deed of Trust constitutes a financing statement filed as a fixture filing under Article 9 of the Code, as amended or recodified from time to time, covering any Property which now is or later may become fixtures attached to the Premises or Improvements. For this purpose, the respective addresses of Trustor, as debtor, and Lender, as secured party, are as set forth in the preambles of this Deed of Trust and Trustor’s organizational identification number is set forth on the signature page of this Deed of Trust.

5.	Rights and Duties of the Parties.

5.1.      Representations and Warranties.  Trustor represents and warrants that:

   (a)      Trustor has the full and unlimited power, right and authority to encumber the Property and assign the Leases and Rents; and

   (b)      This Deed of Trust creates a first and prior lien on the Property.

5.2.      Performance of Secured Obligations.  Trustor shall promptly pay and perform each Secured Obligation in accordance with its terms.

5.3.      Liens, Charges and Encumbrances.  Trustor shall immediately discharge any lien on the Property which Lender has not consented to in writing in accordance with the terms of Section 4.2(c) of the Loan Agreement.

5.4.      Damages and Insurance and Condemnation Proceeds.  In the event of any casualty or condemnation of the Property, the provisions of Article 7 of the Loan Agreement shall govern.

5.5.      Releases, Extensions, Modifications and Additional Security.  From time to time, Lender may perform any of the following acts without affecting the liability of Trustor or any other Person liable for the payment of the Secured Obligations, and without affecting the lien or charge of the Deed of Trust as security for the payment of the Secured Obligations, incurring any liability or giving notice to any Person:

   (a)      Release any Person liable for payment of any Secured Obligation;

   (b)      Waive or modify any provision of this Deed of Trust or the other Loan Documents or grant other indulgences, including, extending the time for payment, or otherwise altering the terms of payment, of any Secured Obligation;

   (c)      Accept additional real or personal property of any kind as security for any Secured Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security;

   (d)      Alter, substitute or release any property securing the Secured Obligations;

   (e)      Consent to the making of any plat or map of the Property or any part of it;

   (f)      Join in granting any easement or creating any restriction affecting the Property;

   (g)      Join in any subordination or other agreement affecting this Deed of Trust or the lien of it; or

   (h)      Release the Property or any part of it.

5.6.      Release. When all of the Secured Obligations have been paid in full and all fees and other sums owed by Trustor under Section 5.7 of this Deed of Trust and the other Loan Documents have been received, Lender shall release this Deed of Trust, the lien created thereby, and all notes and instruments evidencing the Secured Obligations. Trustor shall pay any costs of preparation and recordation of such release.

5.7.      Compensation, Exculpation, Indemnification.

   (a)      Trustor agrees to pay fees in the maximum amounts legally permitted, or reasonable fees as may be charged by Lender when the law provides no maximum limit, for any services that Lender may render in connection with this Deed of Trust, including Lender’s providing a statement of the Secured Obligations or providing the release pursuant to Section 5.6 above. Trustor shall also pay or reimburse all of

Lender’s out-of-pocket costs and expenses which may be incurred in rendering any such services. Trustor further agrees to pay or reimburse Lender for all out-of-pocket costs, expenses and other advances which may be incurred or made by Lender in any efforts to enforce any terms of this Deed of Trust or to protect the rights under this Deed of Trust or the other Loan Documents, including any rights or remedies afforded to Lender under Section 6.3, whether any lawsuit is filed or not, or in defending any action or proceeding arising under or relating to this Deed of Trust, including reasonable attorneys’ fees and other legal costs, costs of any Foreclosure Sale (as defined in Subsection 6.3(i) below) and any cost of evidence of title. If Lender chooses to dispose of Property through more than one Foreclosure Sale, Trustor shall pay all out-of-pocket costs, expenses or other advances that may be incurred or made by Lender in each of such Foreclosure Sales.

(b)        Lender shall not be directly or indirectly liable to Trustor or any other Person as a consequence of any of the following:

   (i)       Lender’s exercise of or failure to exercise any rights, remedies or powers granted to Lender in this Deed of Trust;

   (ii)      Lender’s failure or refusal to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or

   (iii)     Any loss sustained by Trustor or any third party resulting from Lender’s failure to lease the Property, or from any other act or omission of Lender in managing the Property, after an Event of Default, unless the loss is caused by the willful misconduct and bad faith of Lender.

Trustor hereby expressly waives and releases all liability of the types described above, and agrees that no such liability shall be asserted against or imposed upon Lender.

(c)        Trustor agrees to indemnify, defend and hold Lender harmless from all losses, damages, liabilities, claims, causes of action, judgments, court costs, attorneys’ fees and other legal expenses, cost of evidence of title, cost of evidence of value, and other costs and expenses which it may suffer or incur in any way related to or arising out of:

   (i)       the operation or maintenance of the Projects;

   (ii)      any claims made by any third party against Lender in any manner relating to or arising out of any breach of representation or warranty, Default or Event of Default under any of the Loan Documents;

   (iii)     any Indemnified Party’s response to a subpoena or involvement in discovery, litigation, or similar matters that would not have occurred but for the Loan;

(iv)      any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Projects, the Loan, the Indebtedness or the Loan Documents, or

(v)      any claims made by any third party against Lender in any manner relating to or arising out of any other matter arising in connection with the Loan, any Borrower, Guarantor, any Environmental Indemnitor, any Lease, any Tenant, any Project or any Person claiming by or through any of the foregoing which may be asserted against, imposed on or incurred by an Indemnified Party in connection with the Indebtedness, the Loan, the Loan Documents, the Projects or any portion of any of the foregoing or the exercise by an Indemnified Party of rights or remedies granted to it under the Loan Documents or applicable Law.

Notwithstanding the immediately preceding sentence, no Indemnified Party shall be entitled to be indemnified against the gross negligence or willful misconduct of any Indemnified Party. Upon written request by an Indemnified Party, Borrowers will undertake, at their own costs and expense, on behalf of such Indemnified Party, using counsel reasonably satisfactory to the Indemnified Party, the defense of any legal action or proceeding whether or not such Indemnified Party shall be a party and for which such Indemnified Party is entitled to be indemnified pursuant to this Section 5.7(c). At Lender’s option, Lender may, at Borrowers’ expense, prosecute or defend any action involving the priority, validity or enforceability of any of the Loan Documents. This agreement by Trustor to indemnify Lender shall survive the release and cancellation of any or all of the Secured Obligations and the full or partial release of this Deed of Trust.

  (d)      Trustor shall perform all obligations to pay money arising under this Section 5.7 immediately upon demand by Lender. Each such obligation shall be added to, and considered to be part of, the principal of the Note, and shall bear interest from the date the obligation arises at the Default Rate.

5.8.     Defense and Notice of Claims and Actions.  At Trustor’s sole expense, Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, and the security of this Deed of Trust and the rights and powers of Lender created under it, against all adverse claims. Trustor shall give Lender prompt notice in writing if any claim is asserted which does or could affect any such matters, or if any action or proceeding is commenced which alleges or relates to any such claim. Lender may, at the expense of Trustor, appear in and defend any such claim, action or proceeding and any claim, action or other proceeding asserted or brought against Lender in connection with or relating to any part of the Property or this Deed of Trust.

5.9.     Subrogation.  Lender shall be subrogated to the liens of all encumbrances, whether released of record or not, which are discharged in whole or in part by Lender in accordance with this Deed of Trust or with the proceeds of any loan secured by this Deed of Trust.

6.	Accelerating Transfers, Default and Remedies.

6.1.      Accelerating Transfers.

   (a)      “Accelerating Transfer” means any Transfer not expressly permitted under Section 4.2(b) of the Loan Agreement.

  (b)      Trustor acknowledges that Lender is making one or more advances under the Loan Agreement in reliance on the expertise, skill and experience of Trustor; thus, the Secured Obligations include material elements similar in nature to a personal service contract. In consideration of Lender’s reliance, Trustor agrees that Trustor shall not make any Accelerating Transfer, unless the transfer is preceded by Lender’s express written consent to the particular transaction and transferee. Lender may withhold such consent in its sole discretion. If any Accelerating Transfer occurs, Lender in its sole discretion may declare all of the Secured Obligations to be immediately due and payable, and Lender may invoke any rights and remedies provided by Section 6.3 of this Deed of Trust.

6.2.      Events of Default.  Trustor will be in default under this Deed of Trust upon the occurrence of any one or more of the following events (some or all collectively, “Events of Default;” any one singly, an “Event of Default”).

   (a)      Failure of Trustor for a period of thirty (30) days after the earlier of (i) Trustor’s knowledge thereof and (ii) written notice from Lender, to observe or perform any non-monetary covenant or condition contained in this Deed of Trust or any of the other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Trustor shall have an additional forty-five (45) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as (A) Trustor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting seventy-five (75) day period from the date of Lender’s notice, and (B) the existence of such uncured default will not result in any Material Tenant under a Lease having the right to terminate such Lease due to such uncured default; and provided further that if a different notice or grace period is specified under Article 8 of the Loan Agreement (or elsewhere in this Deed of Trust or the Loan Agreement) in which such particular breach will become an Event of Default, the specific provision shall control;

   (b)      The termination of either Subject Lease; or

   (c)      An “Event of Default” occurs under the Loan Agreement or any other Loan Document.

6.3.      Remedies.  At any time after an Event of Default, Lender shall be entitled to invoke any and all of the rights and remedies described below, in addition to all other rights and remedies available to Lender at law or in equity. All of such rights and remedies shall be cumulative, and the exercise of any one or more of them shall not constitute an election of remedies.

   (a)     Acceleration.  Lender may declare any or all of the Indebtedness and Secured Obligations to be due and payable immediately.

   (b)     Receiver - Lender in Possession.  If an Event of Default shall have occurred, Lender, to the extent permitted by law and without regard to the value of the Property or the adequacy of the security for the Indebtedness and other sums secured hereby, shall be entitled as a matter of right and without any additional showing or proof, at Lender’s election, to either the appointment by the court of a receiver (without the necessity of Lender posting a bond) to enter upon and take possession of the Property and to collect all rents, income and other benefits thereof and apply the same as the court may direct or to be placed by the court into possession of the Property as lender in possession with the same power herein granted to a receiver and with all other rights and privileges of a lender in possession under law. Such appointment may be made either before or after foreclosure sale, without notice, without regard to the solvency or insolvency, at the time of application for such receiver, of the person or persons, if any, liable for the payment of the Indebtedness, without regard to the value of the Property at such time and whether or not the same is occupied as a homestead, and without bond being required of the applicant. Lender or any employee of Lender thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by applicable law, including the power to take possession, control, and care of the Property and to collect all rents thereof during the pendency of such foreclosure suit and, in the event of a sale and deficiency, during the full statutory period of redemption (if not waived), as well as during any further times when Trustor or its devisees, legatees, heirs, executors, administrators, legal representatives, successors, or assigns, except for the intervention of such receiver, would be entitled to collect such rents. The court from time to time, either before or after entry of an order of foreclosure, may authorize the receiver to apply the net income in his hands in payment in whole or in part of: (i) the indebtedness secured hereby, or by any decree foreclosing this Deed of Trust, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (ii) the deficiency in case of a sale and deficiency. The right to enter and take possession of and to manage and operate the Property, and to collect all rents, income and other benefits thereof, whether by a receiver or otherwise, shall be cumulative to any other right or remedy hereunder or afforded by law and may be exercised concurrently therewith or independently thereof. Lender shall be liable to account only for such rents, income and other benefits actually received by Lender. Notwithstanding the appointment of any receiver or other custodian, Lender shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by, or payable or deliverable under the terms of this Deed of Trust to Lender.

   (c)     Entry.  Lender, in person, by agent or by court-appointed receiver, may enter, take possession of, manage and operate all or any part of the Property, may exclude Trustor and its agents and employees wholly therefrom, and may also do any and all other things in connection with those actions that Lender may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust. Such other things may include: taking and possessing all of Trustor’s or the then owner’s Books and Records and accounts; entering into, enforcing, modifying or canceling leases on such terms and conditions as Lender may consider proper; obtaining and evicting tenants; fixing or modifying Rents; collecting and receiving any payment of money owing to Lender; completing any unfinished construction; and/or contracting for and making repairs and alterations. If Lender so requests, Trustor shall assemble all of the Property that has been removed from the Premises and make all of it available to Lender at the site of the Premises. Trustor hereby irrevocably constitutes and appoints Lender as Trustor’s attorney-in-fact to perform such acts and execute such documents as Lender in its sole discretion may consider to be appropriate in connection with taking these measures, including endorsement of Trustor’s name on any instruments. If Trustor shall for any reason fail to surrender or deliver the Property or any part thereof after such demand by Lender, Lender or such receiver may obtain a judgment or decree conferring on Lender or such receiver, the right to immediate possession of the Property or requiring the delivery of the Property to Lender or such receiver, and Trustor specifically consents to the entry of such judgment or decree.

   (d)     Cure; Protection of Security.  Lender may cure any breach or default of Trustor, and if it chooses to do so in connection with any such cure or with respect to preventing a loss to Lender’s interest in the Property, Lender may also enter the Property and/or do any and all other things which it may in its sole discretion consider necessary and appropriate to protect the security of this Deed of Trust, including, without limitation, completing construction of the improvements, if any, at the Property contemplated by the Loan Agreement. Such other things may include: appearing in and/or defending any action or proceeding which purports to affect the security of, or the rights or powers of Lender under, this Deed of Trust; paying, purchasing, contesting or compromising any encumbrance, charge, lien or claim of lien against the Property; obtaining insurance and/or paying any premiums or charges for insurance required to be carried under the Loan Agreement; repairing, restoring or otherwise caring for and protecting any and all of the Property; and/or employing counsel, accountants, contractors and other appropriate Persons to assist Lender. Lender may take any of the actions permitted under this Subsection 6.3(d) either with or without giving notice to any Person. Any amounts disbursed by Lender under this Subsection 6.3(d) together with interest thereon at the Default Rate from the date of disbursement, shall be secured by this Deed of Trust and shall be due and payable on demand. Nothing contained in the Loan Documents shall require Lender to incur any expense or take any action hereunder.

   (e)     Foreclosure; Lawsuits.  Lender shall have the right, in one or several concurrent or consecutive proceedings, to foreclose the lien hereof upon the Property or any part thereof, for the Secured Obligations, or any part thereof, by any proceedings appropriate under applicable law. Lender or its nominee may bid and become the purchaser of all or any part of the Property at any foreclosure or other sale hereunder, and the amount of Lender’s successful bid shall be credited on the Secured Obligations. Without limiting the foregoing, Lender may proceed by a suit or suits in law or equity, whether for specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure under the judgment or decree of any court of competent jurisdiction. Notwithstanding any statute or rule of law to the contrary, the failure to join any tenant or tenants of the Property as party defendant or defendants in any foreclosure action or the failure of any such order or judgment to foreclose their rights shall not be asserted by Trustor as a defense in any civil action instituted to collect (i) the Indebtedness, or any part thereof or (ii) any deficiency remaining unpaid after foreclosure and sale of the Property. Lender may exercise any or all of the remedies granted to a secured party under the Code. To the extent a notice of sale shall be required by law for the sale or disposition of the Personal Property, a reasonable authenticated notification of disposition shall be notification given at least ten (10) days’ prior to any such sale, provided however, that no notification need be given to Trustor if it has authenticated after default a statement renouncing or modifying any right to notification of sale or other intended disposition.

   (f)     Power of Sale.  If an Event of Default shall have occurred, it shall thereupon, or at any time thereafter, be the duty of the Trustee, or the Substitute Trustee (as defined in Section 6.7), at the request of Lender, which request shall be presumed, to enforce this Deed of Trust and to (i) sell as an entirety, or in parcels, by one sale or by several sales, held at one time or at different times, as the Trustee acting may elect (all rights to a marshalling of Trustor’s assets, including the Property, or to a sale in inverse order of alienation, being hereby expressly waived by each Trustor to the extent allowed by law), the Property to the highest bidder for cash at public auction, with or without having first taken possession of same, at public venue to the highest bidder, for cash, at the County Courthouse of the county of the State of Tennessee in which the Property is situated in the area in such Courthouse designated for foreclosure sales in accordance with applicable law (or in the absence of any such designation, in the area set forth in the notice of sale hereinafter described) between the hours of 10:00 a.m. and 4:00 p.m. (commencing no earlier than such time as may be designated in the hereinafter described notice of sale) after giving legally adequate notice of the time, place and terms of said sale, and the Property to be sold in accordance with applicable law (including, but not limited to, written notice to Trustor delivered to Trustor at its last known address and to the street address of the Property, to the extent required by applicable law), or (ii) sell the Property at such other time, place and in accordance with such procedures and requirements as may hereafter be provided by the laws of the State of Tennessee relating to the sale of real estate after default by a debtor (as said laws may now exist or as may be hereafter amended), or by any other present or subsequent articles or enactments related to same; provided, that nothing contained herein shall be construed so as to limit in any way Trustee’s rights to sell the Property, or any portion thereof, by private sale if, and to the extent that, such private sale is permitted under the laws of the State of Tennessee or by public or private sale after entry of a judgment by any court of competent jurisdiction ordering same. The Trustee shall exercise his power of sale hereunder after advertising the sale of the Property for twenty-one (21) days by three (3) weekly notices in some newspaper published in the county where the Land is located (or other advertisement required by law). Any sale made by the Trustee hereunder may be as an entirety or in such parcels as the Lender may request, and any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. The sale by the Trustee of less than the whole of the Property shall not exhaust the power of sale herein granted, and the Trustee is specifically empowered to make successive sale or sales under such power until the whole of the Property shall be sold; and, if the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Secured Obligations, the Indebtedness and the expense of executing this trust as provided herein, this Deed of Trust and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made; provided, however, that Trustor shall never have any right to require the sale of less than the whole of the Property, but the Lender shall have the right, at its sole election, to request the Trustee to sell less than the whole of the Property. Following each such sale the Trustee shall execute and deliver to the purchaser(s) a trustee’s deed(s) or other appropriate property conveyance(s) of the property sold, with general warranty of title binding upon Trustor and the heirs, legal representatives, successors and assigns of Trustor (but not upon the Trustee or Lender) free from equity of redemption, statutory right of redemption, homestead, dower, and all other rights and exemptions of every kind all of which are hereby expressly waived.

(g)      Judicial Action.  Alternatively, upon the occurrence of an Event of Default, Lender or other holder(s) thereof shall have the option to proceed with foreclosure in satisfaction of such item or items, either through the courts or by directing the Trustee, or the Substitute Trustee, to proceed as if under a foreclosure, conducting the sale as herein provided and without declaring the whole debt due, and if said sale is made because of such default, to the extent allowed by law, such sale may be made subject to the unmatured part of the Secured Obligations and the Indebtedness, but as to the unmatured part of Secured Obligations and the Indebtedness, this Deed of Trust shall remain in full force and effect just as though no sale had been made under the provisions of this Section 6.3(g). To the extent allowed by law, several sales may be made hereunder without exhausting the right of sale for any unmatured part of Secured Obligations and the Indebtedness, it being the purpose hereof to provide for a foreclosure and sale of the Property, in whole or in part, for any matured portion of the Secured Obligations and the Indebtedness without exhausting the power of foreclosure and the power to sell the Property, in whole or in part, for any other part of Secured Obligations and the Indebtedness whether then matured or subsequently maturing. No notice of such sale or sales other than that herein provided for or as required by law need be given to Trustor or any other person or party.

(h)    Other Remedies.    Lender may exercise all rights and remedies contained in any other instrument, document, agreement or other writing heretofore, concurrently or in the future executed by Trustor or any other Person in favor of Lender in connection with the Secured Obligations or any part thereof, without prejudice to the right of Lender thereafter to enforce any appropriate remedy against Trustor. Lender shall have the right to pursue all remedies afforded to a mortgagee under applicable law, and shall have the benefit of all of the provisions of such applicable law, including all amendments thereto which may become effective from time to time after the date hereof.

(i)     Sale of Personal Property.  Lender shall have the discretionary right to cause some or all of the Property, which constitutes personal property, to be sold or otherwise disposed of in any combination and in any manner permitted by applicable law.

(i)      For purposes of this power of sale, Lender may elect to treat as personal property any Property which is intangible or which can be severed from the Premises or Improvements without causing structural damage. If it chooses to do so, Lender may dispose of any personal property, in any manner permitted by Article 9 of the Code, including any public or private sale, or in any manner permitted by any other applicable law.

(ii)     In connection with any sale or other disposition of such Property, Trustor agrees that the following procedures constitute a commercially reasonable sale: Lender shall mail written notice of the sale to Trustor not later than thirty (30) days prior to such sale. Lender will publish notice of the sale in a local daily newspaper of general circulation. Upon receipt of any written request, Lender will make the Property available to any bona fide prospective purchaser for inspection during reasonable business hours. Notwithstanding the foregoing, Lender shall be under no obligation to consummate a sale if, in its judgment, none of the offers received by it equals the fair value of the Property offered for sale. The foregoing procedures do not constitute the only procedures that may be commercially reasonable.

(j)     Single or Multiple Foreclosure Sales.  If the Property consists of more than one lot, parcel or item of property, Lender may:

(i)      Designate the order in which the lots, parcels and/or items shall be sold or disposed of or offered for sale or disposition; and

(ii)     Elect to dispose of the lots, parcels and/or items through a single consolidated sale or disposition to be held or made under or in connection with judicial proceedings, or by virtue of a judgment and decree of foreclosure and sale; or through two or more such sales or dispositions; or in any other manner Lender may deem to be in its best interests (any such sale or disposition, a “Foreclosure Sale;” and any two or more, “Foreclosure Sales”).

If Lender chooses to have more than one Foreclosure Sale, Lender at its option may cause the Foreclosure Sales to be held simultaneously or successively, on the same day, or on such different days and at such different times and in such order as Lender may deem to be in its best interests. No Foreclosure Sale shall terminate or affect the liens of this Deed of Trust on any part of the Property which has not been sold, until all of the Secured Obligations have been paid in full.

Lender and any receiver, or any of their agents or representatives, shall have no liability for any loss, damage, injury, cost or expenses resulting from any action or omission that was taken or omitted in good faith.

6.4.      Credit Bids.  At any Foreclosure Sale, any Person, including Trustor or Lender, may bid for and acquire the Property or any part of it to the extent permitted by then applicable law. Instead of paying cash for such Property, Lender may settle for the purchase price by crediting the sales price of the Property against the following obligations:

(a)      First, the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to pay or reimburse Lender under Section 5.7 of this Deed of Trust; and

(b)      Second, all other Secured Obligations in any order and proportions as Lender in its sole discretion may choose.

6.5.      Application of Foreclosure Sale Proceeds.  Lender shall apply the proceeds of any Foreclosure Sale in the following manner:

(a)      First, to pay the portion of the Secured Obligations attributable to the expenses of sale, costs of any action and any other sums for which Trustor is obligated to reimburse Lender under Section 5.7 of this Deed of Trust;

(b)      Second, to pay the portion of the Secured Obligations attributable to any sums expended or advanced by Lender under the terms of this Deed of Trust which then remain unpaid;

(c)      Third, to pay all other Secured Obligations in any order and proportions as Lender in its sole discretion may choose; and

(d)      Fourth, to remit the remainder, if any, to the Person or Persons entitled to it.

6.6.      Application of Rents and Other Sums.  Lender shall apply any and all Rents collected by it, and any and all sums other than proceeds of a Foreclosure Sale which Lender may receive or collect under Section 6.3 above, in the following manner:

(a)      First, to pay the portion of the Secured Obligations attributable to the costs and expenses of operation and collection that may be incurred by Lender or any receiver;

(b)      Second, to pay all other Secured Obligations in any order and proportions as Lender in its sole discretion may choose; and

(c)      Third, to remit the remainder, if any, to the Person or Persons entitled to it.

Lender shall have no liability for any funds which it does not actually receive. To the extent permitted by applicable law, Trustor waives all claims, damages and demands against Lender arising out of the disposition, repossession or retention of the Property.

6.7.      Power of Trustee; Substitute Trustee.  In case of the resignation of the Trustee, or the inability (through death or otherwise), refusal or failure of the Trustee to act, or at the option of Lender or the holder(s) of a majority of the Secured Obligations for any reason (which reason need not be stated), a substitute trustee may be named, constituted and appointed by Lender or the holder(s) of a majority of the Secured Obligations (the “Substitute Trustee”), without other formality than an appointment and designation in writing and recordation of same in the Register’s Office of the county set forth on the first page of this Deed of Trust, which appointment and designation shall be full evidence of the right and authority to make the same and of all facts therein recited; and this conveyance shall vest in the Substitute Trustee the title, powers and duties herein conferred on the Trustee originally named herein, and the conveyance of the Substitute Trustee to the purchaser(s) at any sale shall be equally valid and effective. The right to appoint a Substitute Trustee shall exist as often and whenever from any of said causes, the Trustee, original or Substitute Trustee, resigns, or cannot, will not or does not act, or Lender or the holder(s) of a majority of the Secured Obligations desires for any reason whatsoever to appoint a Substitute Trustee. No bond shall ever be required of the Trustee or Substitute Trustee. The recitals in any conveyance made by the Trustee or Substitute Trustee shall be accepted and construed in court and elsewhere as prima facie evidence and proof of the facts recited, and no other proof shall be required as to the request by Lender or the holder(s) of a majority of the Secured Obligations to the Trustee or Substitute Trustee to enforce this Deed of Trust, or as to the notice of or holding of the sale, or as to any particulars thereof, or as to the resignation of the Trustee or Substitute Trustee or as to the inability, refusal or failure of the Trustee or Substitute Trustee to act, or as to the election of Lender or the holder(s) of a majority of the Secured Obligations to appoint a new Trustee, or as to the appointment of a Substitute Trustee, and all prerequisites of said sale shall be presumed to have been performed; and each sale made under the powers herein granted shall be a perpetual bar against Borrower and the heirs, personal representatives, successors and assigns of Borrower. Trustee or Substitute Trustee shall be entitled to reasonable compensation, for all services rendered, whether or not a Trustee’s sale is held hereunder, and shall be reimbursed for all reasonable expenses, charges, attorney’s fees, including fees for legal advice concerning his duties or rights in the Property and title examinations.

6.8.     Expenses.  In any proceeding to foreclose or partially foreclose the lien of this Deed of Trust, there shall be allowed and included, as additional indebtedness secured hereby, all related expenses paid or incurred by or on behalf of Lender. Such expenses shall include: reasonable attorneys’ fees, appraiser’s fees, outlays for documentary and expert evidence, stenographer’s charges, publication costs, survey costs, and costs (which may be estimated as to items to be expended after the foreclosure is complete, or as applicable, after entry of such judgment or decree) of procuring all abstracts of title, title searches and examinations, title insurance policies, and any similar data and assurances with respect to title to the Property as Lender may deem reasonably necessary either to prosecute any such proceeding or to evidence to bidders at any sale pursuant to such decree the true condition of the title to or value of the Premises or the Property. All foregoing expenses, and such expenses as may be incurred in the protection of any of the Property and the maintenance of the lien of this Deed of Trust, including the reasonable fees of any attorney employed by Lender in any litigation affecting the indebtedness secured by this Deed of Trust, the Note, this Deed of Trust, or the Property, or in preparation for the commencement or defense of any proceeding or threatened suit or proceeding (which may be estimated as to items to be expended after the foreclosure is complete, or as applicable, after entry of such judgment or decree), shall be due and payable by Borrower upon demand with interest thereon at the Default Rate.

7.	Miscellaneous Provisions.

7.1.     Additional Provisions.    The Loan Documents fully state all of the terms and conditions of the parties’ agreement regarding the matters mentioned in or incidental to this Deed of Trust. The Loan Documents also grant further rights to Lender and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property.

7.2.     No Waiver or Cure.  If any of the events described below occurs, that event alone shall not: cure or waive any breach, Event of Default or notice of default under this Deed of Trust or invalidate any act performed pursuant to any such default or notice; or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid and performed and all other defaults under the Loan Documents have been cured); or impair the security of this Deed of Trust; or prejudice Lender or any receiver in the exercise of any other right or remedy afforded any of them under this Deed of Trust; or be construed as an affirmation by Lender of any tenancy, lease or option, or a subordination of the lien of this Deed of Trust.

(a)      Lender, its agent or a receiver takes possession of all or any part of the Property in the manner provided in Subsection 6.3(c).

(b)      Lender collects and applies Rents as permitted under Sections 2.3 and 6.6 above, either with or without taking possession of all or any part of the Property.

(c)      Lender receives and applies to any Secured Obligation any proceeds of any Property, including any proceeds of insurance policies, condemnation awards, or other claims, property or rights assigned to Lender under Section 5.4 above.

(d)      Lender makes a site visit, observes the Property and/or conducts tests as permitted under the Loan Agreement.

(e)      Lender receives any sums under this Deed of Trust or any proceeds of any collateral held for any of the Secured Obligations, and applies them to one or more Secured Obligations.

(f)      Lender or any receiver invokes any right or remedy provided under this Deed of Trust.

7.3.     Powers of Lender.

(a)      If Lender performs any act which it is empowered or authorized to perform under this Deed of Trust, including any act permitted by Section 5.5 or Subsection 6.3(d) of this Deed of Trust, that act alone shall not release or change the personal liability of any Person for the payment and performance of the Secured Obligations then outstanding, or the lien of this Deed of Trust on all or the remainder of the Property for full payment and performance of all outstanding Secured Obligations. The liability of the original Trustor shall not be released or changed if Lender grants any successor in interest to Trustor any extension of time for payment, or modification of the terms of payment, of any Secured Obligation. Lender shall not be required to comply with any demand by the original Trustor that Lender refuse to grant such an extension or modification to, or commence proceedings against, any such successor in interest.

(b)      Lender may take any of the actions permitted under Subsections 6.3(b) and/or 6.3(c) regardless of the adequacy of the security for the Secured Obligations, or whether any or all of the Secured Obligations have been declared to be immediately due and payable, or whether notice of default and election to sell has been given under this Deed of Trust.

(c)      From time to time, Lender may apply to any court of competent jurisdiction for aid and direction in executing and enforcing the rights and remedies created under this Deed of Trust. Lender may from time to time obtain orders or decrees directing, confirming or approving acts in executing and enforcing these rights and remedies.

7.4.     Merger.    No merger shall occur as a result of Lender’s acquiring any other estate in or any other lien on the Property unless Lender consents to a merger in writing.

7.5.      Joint and Several Liability.  If Trustor consists of more than one Person, each shall be jointly and severally liable for the faithful performance of all of Trustor’s obligations under this Deed of Trust and the other Loan Documents.

7.6.      Applicable Law.  The creation, perfection and enforcement of the lien of this Deed of Trust shall be governed by the law of the State in which the Premises are located. Subject to the foregoing, in all other respects, this Deed of Trust shall be governed by the substantive laws of the State of Illinois.

7.7.      Waiver of Homestead and Redemption.  Trustor and Trustor’s heirs, devisees, representatives, successors and assigns, and for any and all persons ever claiming any interest in the Property, to the extent permitted by law, hereby waives and releases all rights of redemption, including the statutory right of redemption under Tenn. Code Ann. §66-8-101, et seq., the equity of redemption, homestead, dower, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness, and marshalling in the event of foreclosure of the liens hereby created.

7.8.      Waiver of Statutory Rights.  To the extent permitted by law, Trustor hereby agrees that it shall not and will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called “Moratorium Laws,” now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, but hereby waives the benefit of such laws. Trustor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Property marshalled upon any foreclosure of the lien hereof and agrees that any court having jurisdiction to foreclose such lien may order the Property sold as an entirety. Trustor hereby waives any and all rights of redemption from sale under any judgment of foreclosure of this Deed of Trust on behalf of Trustor and on behalf of each and every Person acquiring any interest in or title to the Property of any nature whatsoever, subsequent to the date of this Deed of Trust. The foregoing waiver of right of redemption is made pursuant to the provisions of applicable law.

7.9.      Severability.    If any provision of this Deed of Trust should be held unenforceable or void, that provision shall be deemed severable from the remaining provisions and shall in no way affect the validity of this Deed of Trust except that if such provision relates to the payment of any monetary sum, then Lender may, at its option, declare all Secured Obligations immediately due and payable.

7.10.    Notice.  Notices shall be given under this Deed of Trust in conformity with the terms and conditions of the Loan Agreement and in conformity with applicable law.

7.11.    Future Advances.  This Deed of Trust is given to secure not only the existing Secured Obligations, but also future advances (whether such advances are obligatory or are made at the option of Lender, or otherwise) made by Lender under the Note or this Deed of Trust, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust.

7.12.    WAIVER OF TRIAL BY JURY.    TRUSTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY CLAIM, CONTROVERSY, DISPUTE, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS (INCLUDING WITHOUT LIMITATION ANY ACTIONS OR PROCEEDINGS FOR ENFORCEMENT OF THE LOAN DOCUMENTS) AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. TRUSTOR AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF THEM HAVE RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. TRUSTOR AND LENDER WARRANT AND REPRESENT THAT EACH HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

7.13.    Inconsistencies.  In the event of any inconsistency between this Deed of Trust and the Loan Agreement, the terms hereof shall be controlling as necessary to create, preserve and/or maintain a valid security interest upon the Property, otherwise the provisions of the Loan Agreement shall be controlling. The terms of the Loan Agreement are hereby incorporated herein and expressly made a part hereof by this reference.

7.14.    Further Assurances.  Trustor agrees to execute any further documents, and to take any further actions reasonably requested by Lender to evidence or perfect the security interests granted herein, to maintain the first priority of the security interests, and to effectuate the rights granted to Lender hereunder.

7.15.    Successors and Assigns.  This Deed of Trust and all provisions hereof shall extend to and be binding upon Trustor and its successors, grantees and assigns, any subsequent owner or owners of the Property and all Persons claiming under or through Trustor (but this clause shall not be construed as constituting the consent by Lender to the transfer of any interest in the Property), and the word “Borrowers” when used herein shall include all such Persons and all Persons liable for the payment of or performance of the Secured Obligations or any part thereof, whether or not such Persons shall have executed the Note or this Deed of Trust. The word “Lender”, when used herein, shall include the successors and assigns of Lender named herein, and the holder or holders, from time to time, of the Note, including any Holder subject to a Co-Lender Agreement. Lender may from time to time, without the consent of Trustor, sell, transfer, pledge, assign, convey or syndicate this Deed of Trust, the Loan and the Loan Documents (or any interest therein), and any and all servicing rights with respect thereto, and may grant participations in the Loan, delegate its duties and obligations under the Loan and the Loan Documents, split the Loan into multiple parts, or the Note into multiple component notes or tranches or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in rated or unrated public offerings or private placement. Trustor shall not assign or attempt to assign its rights under this Deed of Trust or any of the other Loan Documents or the Loan or delegate or attempt to delegate any of its duties or obligations under this Deed of Trust or any of the other Loan Documents or the Loan and any purported assignment or delegation shall be void.

7.16.    Modification; Consent.  No modification, waiver, amendment or discharge of this Deed of Trust or any other Loan Document shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment or discharge is sought. Consent by Lender to any act or omission by Trustor shall not be construed as a consent to any other or subsequent act or omission or to waive the requirement for Lender’s consent to be obtained in any future or other instance.

8.	Leasehold Provisions.

8.1.      Trustor will pay or cause to be paid all rent and other charges required under the Retail Lease and the Lobby Lease as and when the same are due and Trustor will keep, observe and perform, or cause to be kept, observed and performed, all of the other terms, covenants, provisions and agreements of the Retail Lease and the Lobby Lease on the part of the lessee thereunder to be kept, observed and performed, and will not in any manner, cancel, terminate or surrender, or permit any cancellation, termination or surrender of the Retail Lease or the Lobby Lease, in whole or in part, or, without the written consent of Lender, either orally or in writing, modify, amend or permit any modification or amendment of any of the terms thereof in any respect, and any attempt on the part of Trustor to exercise any such right without such written consent of Lender shall be null and void and of no effect.

8.2.      Trustor will do, or cause to be done, all things necessary to preserve and keep unimpaired the rights of Trustor as lessee under the Retail Lease and the Lobby Lease, and to prevent any default under the Retail Lease or the Lobby Lease, or any termination, surrender, cancellation, forfeiture or impairment thereof, and in the event of the failure of Trustor to make any payment required to be made by Trustor pursuant to the provisions of the Retail Lease and the Lobby Lease or to keep, observe or perform, or cause to be kept, observed or performed, any of the terms, covenants, provisions or agreements of the Retail Lease or the Lobby Lease, Trustor agrees that Lender may (but shall not be obligated to), after notice to Trustor (provided, however, that no such notice shall be required to be given after the occurrence of an Event of Default hereunder or under any of the other Loan Documents) take any action on behalf of Trustor, to make or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Premises and take all such action thereof as may be necessary therefor, to the end that the rights of Trustor in and to the leasehold estates created by the Retail Lease and the Lobby Lease shall be kept unimpaired and free from default, and all money so expended by Lender, with interest thereon at the Default Rate (as defined in the Loan Agreement) from the date of each such expenditure, shall be paid by Trustor to Lender promptly upon demand by Lender and shall be added to the indebtedness and secured by the Deed of Trust and Lender shall have, in addition to any other remedy of Lender, the same rights and remedies in the event of non-payment of any such sum by Trustor as in the case of a default by Trustor in the payment of any sums due under the Note.

8.3.      Trustor will enforce the obligations of the lessor under the Retail Lease and the Lobby Lease to the end that Trustor may enjoy all of the rights granted to it under the Retail Lease and the Lobby Lease, and will promptly notify Lender in writing of any default by the lessor or by Trustor in the performance or observance of any of the terms, covenants and conditions on the part of the lessor or Trustor, as the case may be, to be performed or observed under the Retail Lease or the Lobby Lease and Trustor will promptly advise Lender in writing of the occurrences of any of the events of default enumerated in the Retail Lease or the Lobby Lease and of the giving of any notice by the lessor to Trustor of any default by Trustor in performance or observance of any of the terms, covenants or conditions of the Retail Lease or the Lobby Lease on the part of the Trustor to be performed or observed and will deliver to Lender a true copy of each such notice. If, pursuant to the Retail Lease or the Lobby Lease, the lessor shall deliver to Lender a copy of any notice of default given to Trustor, such notice shall constitute full authority and protection to Lender for any action taken or omitted to be taken by Lender in good faith in reliance thereon to cure such default.

8.4.       If any action or proceeding shall be instituted to evict Trustor or to recover possession of the Premises or for any other purpose affecting the Retail Lease or the Lobby Lease or this Deed of Trust, Trustor will, immediately upon service thereof on or to Trustor, deliver to Lender a true copy of each petition, summons, complaint, notice of motion, order to show cause and of all other provisions, pleadings, and papers, however designated, served in any such action or proceeding.

8.5.      Trustor covenants and agrees that unless Lender shall otherwise expressly consent in writing, the fee title to the property demised by the Retail Lease and the Lobby Lease and the leasehold estates shall not merge but shall always remain separate and distinct, notwithstanding the union of said estates either in the lessor, Trustor, or a third party by purchase or otherwise; and in case Trustor acquires the fee title or any other estate, title or interest in the Premises, this Deed of Trust shall attach to and cover and be a lien upon the fee title or such other estate so acquired, and such fee title or other estate shall, without further assignment, Deed of Trust or conveyance, become and be subject to the lien of and covered by this Deed of Trust.

8.6.      No release or forbearance of any of Trustor’s obligations under the Retail Lease and the Lobby Lease, pursuant to the Retail Lease and the Lobby Lease, or otherwise, shall release Trustor from any of its obligations under this Deed of Trust, including its obligation with respect to the payment of rent as provided for in the Retail Lease and the Lobby Lease and the performance of all of the terms, provisions, covenants, conditions and agreements contained in the Retail Lease and the Lobby Lease, to be kept, performed and complied with by the tenant therein.

8.7.      Upon the occurrence of an Event of Default, Trustor shall not make any election or give any consent or approval (other than the exercise of a renewal right or extension right pursuant to Section 8.9 below) for which a right to do so is conferred upon Trustor as lessee under the Retail Lease and the Lobby Lease without Lender’s prior written consent. In case of any Event of Default under this Deed of Trust, all such rights, together with the right of termination, cancellation, modification, change, supplement, alteration or amendment of the Retail Lease and the Lobby Lease, all of which have been assigned for collateral purposes to Lender, shall vest in and be exercisable solely by Lender.

8.8.     Trustor will give Lender prompt written notice of the commencement of any arbitration or appraisal proceeding under and pursuant to the provisions of the Retail Lease and the Lobby Lease. Lender shall have the right to intervene and participate in any such proceeding and Trustor shall confer with Lender to the extent which Lender deems necessary for the protection of Lender. Upon the written request of Lender, if an Event of Default exists, Trustor will exercise all rights of arbitration conferred upon it by the Retail Lease and the Lobby Lease. Trustor shall select an arbitrator who is approved in writing by Lender, provided, however, that if at the time any such proceeding shall be commenced, Trustor shall be in default in the performance or observance of any covenant, condition or other requirement of the Retail Lease and the Lobby Lease, or of this Deed of Trust, on the part of Trustor to be performed or observed, Lender shall have, and is hereby granted, the sole and exclusive right to designate and appoint on behalf of Trustor the arbitrator or arbitrators, or appraiser, in such proceeding.

8.9.     Trustor may exercise any option or right to renew or extend the term of the Retail Lease or the Lobby Lease or exercise the fee option contained therein without the prior written consent of Lender. Trustor shall give Lender simultaneous written notice of the exercise of such option or right to renew or extend, together with a copy of the instrument given to the lessor under the Retail Lease and the Lobby Lease exercising such option or right, and, thereafter, shall promptly deliver to Lender a copy of any acknowledgment by the lessor under such Retail Lease with respect to the exercise of such option or right.

(a)      With respect to the Lobby Lease, if such option or right to renew has not been exercised as aforesaid, then not more than three hundred sixty (360) and not less than two hundred seventy (270) days before the right of Trustor to exercise any option or right to renew or extend the term of the Lobby Lease shall expire, Trustor shall give Lender written notice specifying the date, term and manner for which such option or renewal is to be exercised. Upon written demand by Lender which must be delivered to Trustor at least fifteen (15) business days prior to the date upon which Trustor must exercise its right to renew or extend the term of the Lobby Lease, Trustor shall exercise such option or renewal which is necessary to extend the term of the Lobby Lease beyond the term of this Deed of Trust or to comply with any law affecting Trustor or Lender or which is necessary, in Lender’s reasonable judgment, to preserve the value of the security intended to be afforded by this Deed of Trust.

(b)      With respect to the Retail Facility Lease, if such option or right to renew has not been exercised as aforesaid, then not more than ninety (90) and not less than sixty (60) days before the right of Trustor to exercise any option or right to renew or extend the term of the Retail Facility Lease shall expire, Trustor shall give Lender written notice specifying the date, term and manner for which such option or renewal is to be exercised. Upon written demand by Lender which must be delivered to Trustor at least fifteen (15) business days prior to the date upon which Trustor must exercise its right to renew or extend the term of the Retail Facility Lease and provided that Subtenant has already provided notice to Trustor of its intent to renew or extend the term of the Sublease, Trustor shall exercise any option or renewal which is necessary to extend the term of the Retail Lease beyond the term of this Deed of Trust or to comply with any law affecting Trustor or Lender or which is necessary, in Lender’s reasonable judgment, to preserve the value of the security intended to be afforded by this Deed of Trust; provided however, Trustor shall have no obligation to renew or extend the term of the Retail Facility Lease in the event that Subtenant does not extend or renew the term of the Sublease.

Trustor shall promptly provide evidence of the exercise of an option or right to renew described in this Section 8.9 to Lender’s reasonable satisfaction. In the event of any default hereunder which is continuing beyond the applicable cure periods, and in the event that Trustor fails to so exercise any such option or right, Trustor hereby agrees and grants to Lender all right and authority to exercise such option in the name of Trustor or in its own name. Nothing contained herein shall affect or limit any rights of Lender granted under the Retail Lease and the Lobby Lease.

8.10.    The lien of this Deed of Trust shall attach to all of Trustor’s rights and remedies at any time arising under or pursuant to Subsection 365(h) of the Bankruptcy Code, 11 U.S.C. § 365(h), including, without limitation, all of Trustor’s rights to remain in possession of the Premises.

8.11.    Trustor shall not, without Lender’s prior written consent, elect to treat the Retail Lease or the Lobby Lease as terminated under Subsection 365(h)(1) of the Bankruptcy Code, 11 U.S.C. § 365(h)(1). Any such election made without Lender’s consent shall be void.

8.12.    Trustor hereby unconditionally assigns, transfers and sets over to Lender all of Trustor’s claims and rights to the payment of damages arising from any rejection of the Retail Lease or the Lobby Lease by lessor or any other fee owner of the Premises under the Bankruptcy Code. Any amounts received by Lender as damages arising out of the rejection of the Retail Lease or the Lobby Lease as aforesaid shall be applied first to all costs and expenses of Lender (including, without limitation, attorneys’ fees) incurred in connection with the exercise of any of its rights or remedies under this Section and then in accordance with the provisions of this Deed of Trust. Trustor shall deliver, in form and substance satisfactory to Lender, a UCC Financing Statement (Form UCC-1), to effectuate and carry out the assignment made pursuant to this Section.

8.13.    If pursuant to Subsection 365(h)(2) of the Bankruptcy Code, 11 U.S.C. § 365(h)(2), Trustor shall seek to offset against the rent reserved in the Retail Lease and the Lobby Lease the amount of any damages caused by the nonperformance by the lessor or any fee owner of any of their obligations under the Retail Lease and the Lobby Lease after the rejection by the lessor or any fee owner of the Retail Lease and the Lobby Lease under the Bankruptcy Code, Trustor shall, prior to effecting such offset, notify Lender of its intent to do so, setting forth the amounts proposed to be so offset and the basis therefor. Lender shall have the right to object to all or any part of such offset that, in the reasonable judgment of Lender, would constitute a breach of the Retail Lease or the Lobby Lease, and in the event of such objection, Trustor shall not effect any offset of the amounts so objected to by Lender. Neither Lender’s failure to object as aforesaid nor any objection relating to such offset shall constitute an approval of any such offset by Lender.

8.14.    If no Event of Default exists, Lender and Trustor shall jointly have the right to proceed in respect of any claim, suit, action or proceeding relating to the rejection of the Retail Lease or the Lobby Lease, including, without limitation, the right to file and prosecute, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the lessor or any fee owner under the Bankruptcy Code. Following an Event of Default, Lender shall have the right to proceed in its own name or in the name of Trustor, and Trustor shall no longer have the right to proceed, in respect of any claim, suit, action or proceeding relating to the rejection of the Retail Lease or the Lobby Lease, including, without limitation, the right to file and prosecute, either in its own name or in the name of Trustor, any proofs of claim, complaints, motions, applications, notices and other documents, in any case in respect to the lessor or any fee owner under the Bankruptcy Code.

8.15.    Trustor shall, after obtaining knowledge thereof, promptly notify Lender of any filing by or against the lessor or other fee owner of a petition under the Bankruptcy Code. Trustor shall promptly deliver to Lender, following receipt, copies of any and all notices, summonses, pleadings, applications and other documents received by Trustor in connection with any such petition and any proceedings relating thereto.

8.16.    If there shall be filed by or against Trustor a petition under the Bankruptcy Code and Trustor, as lessee under the Retail Lease or the Lobby Lease, shall determine to reject the Retail Lease or the Lobby Lease pursuant to Section 365(a) of the Bankruptcy Code, Trustor shall give Lender not less than thirty (30) days’ prior notice of the date on which Trustor shall apply to the Bankruptcy Court for authority to reject the Retail Lease or the Lobby Lease. Lender shall have the right, but not the obligation, to serve upon Trustor within such thirty (30) day period a notice stating that Lender demands that Trustor assume and assign the Retail Lease or the Lobby Lease to Lender pursuant to Section 365 of the Bankruptcy Code. If Lender shall serve upon Trustor the notice described in the preceding sentence, Trustor shall not seek to reject the Retail Lease or the Lobby Lease and shall comply with the demand provided for in the preceding sentence.

8.17.    Lender shall not have any liability or obligation under the Retail Lease or the Lobby Lease solely by reason of its acceptance of this Deed of Trust.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the date first above written.

TRUSTOR:

WELLS VAF – 330 COMMERCE STREET, LLC, a Delaware limited liability company

By:	Wells Mid-Horizon Value-Added Fund I, LLC, a Georgia limited liability company, its sole member

	By:	Wells Investment Management Company, LLC, its Manager

By: /s/ Kevin A. Hoover
Name: Kevin A. Hoover
Title: President

Signature Page to Deed of Trust

ACKNOWLEDGMENT

STATE OF Georgia	)
	)	SS
COUNTY OF Gwinnett	)

Before me, Tamiko Motley, a Notary Public in and for the State and County aforesaid, personally appeared Kevin Hoover, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be the President of Wells Investment Management Company, LLC, the Manager of Wells Mid-Horizon Value-Added Fund I, LLC, which is the sole member of Wells VAF – 330 Commerce Street, LLC, the within named bargainor, a Delaware limited liability company, and that he, as such President being authorized so to do, executed the foregoing instrument for the purposes therein contained, by personally signing his name on behalf of said limited liability companies.

WITNESS my hand and seal at office, on this the 10 day of December, 2010.

/s/ Tamiko Motley
Notary Public

Tamiko Motley
Notary’s Name (printed)

My Commission Expires:

April 1, 2014

Acknowledgment Page to Deed of Trust

EXHIBIT A

Description of Premises

Land in Davidson County, Tennessee, being more particularly described as follows:

TRACT I:

Being a volume of air containing 3,210,453 cubic feet, more or less, with its lower level boundary beginning at Elevation 529.69 which is the upper ceiling of the seventh floor of the structure below and with its upper level boundary being at Elevation 634.0 [said Elevations refer to mean sea level as established from State of Tennessee Project No. M-3243 (S) Bench Mark being a tag bolt fire hydrant 270.00 feet south of Commerce Street as relocated on Second Avenue, Elevation 429.43 (Sea Level Datum)], together with all structures, buildings and improvements contained within said volume of air space and all real property contained therein above a parcel of land in Nashville, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Being part of the same property conveyed to Wells VAF - 330 Commerce Street, LLC, a Delaware limited liability company by Special Warranty Deed dated December 14, 2007 from Ferrari Partners, L.P., a Georgia limited partnership, of record in Instrument No. 20071217-0144579, as corrected by Affidavit of Scrivener’s Error of record in Instrument No. 20100224-0014217, Register’s Office for Davidson County, Tennessee.

TRACT II:

A leasehold estate pursuant to a lease dated as of December 1, 1985, by and between Commerce Street Venture (Lessor) and Linville Properties Co., a memorandum of said lease is recorded in Book 6739, Page 374, and re-recorded in Book 6740, Page 822, and further re-recorded in Book 7075, Page 517, in the Register’s Office for Davidson County, Tennessee, and subsequently assigned to J.C. Bradford & Co. by Assignment of Lease recorded in Book 7902, Page 220, and further assigned to K&M Enterprises by Assignment of Lease recorded at Instrument No. 20001018-0103460, in said Register’s Office, and further assigned to Ferrari Partners, L.P. by Assignment of Lease recorded at Instrument No. 20020523-0062998, in said Register’s Office, and further assigned to Wells VAF - 330 Commerce Street, LLC, (Lessee) by Assignment of Lease recorded at Instrument No. 20071217-0144581, Instrument No. 20071217-0144582 and Instrument No. 20071217-0144583, in said Register’s Office; amended by Affidavits of Scrivener’s Error, of record as Instrument Nos.             ,             ,             , Register’s Office of Davidson County, Tennessee, as such lease was amended by that certain First Amendment to Lease Agreement dated as of December 14, 2007 by and between Lessor and Lessee.

Being a portion of a parcel of land in Nashville, First Civil District, Eighteenth Council District, Davidson County, Tennessee, and being more particularly described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S 27° 25’ 00” E 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

[CONTINUED ON NEXT PAGE]

TRACT III:

A reciprocal easement for ingress and egress, parking utilities, elevators, utilities, construction and maintenance set forth in the instrument of record in Book 6739, Page 331, and re-recorded in Book 6740, Page 775, in the Register’s Office for Davidson County, Tennessee; said instrument having been amended by First Amendment to Reciprocal Easement Agreement recorded December 17, 2007 at Instrument No. 20071217-0144580, Register’s Office for Davidson County, Tennessee, described as follows:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of

Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Tract IV:

Demised premises contained in Commerce Street Parking and Retail Facility Lease, dated March 10, 1992, by and between Commerce Street Venture, as landlord and J.C. Bradford, as lessee, a Memorandum of Lease to be recorded in the Register’s Office of Davidson County, Tennessee, consisting of 2,195 square feet within the building located on the following described tract of land:

Beginning at the point of intersection of the westerly margin of Third Avenue, North, and the northerly margin of Commerce Street; thence, with said northerly margin, S 62° 30’ 03" W, 174.45 feet to the easterly margin of Printer’s Alley; thence with said easterly margin, N 27° 40’ 45" W, 122.48 feet; thence N 62° 20’ 37" E 1.00 feet; thence, continuing with the easterly margin of Printer’s Alley, N 27° 32’ 23" W, 53.40 feet; thence, N 62° 08’ 37" E, 174.00 feet to a point in the westerly margin of Third Avenue, North; thence with said westerly margin, S 27° 29’ 23" E, 54.00 feet; thence continuing with said westerly margin of Third Avenue, North, S27° 25’ 00" E, 122.96 feet to the point of beginning, containing 30,778 square feet or .71 acres, more or less.

Tract V:

Together with the easement rights set forth in the instrument of record in Book 7849, Page 627, in the Register’s Office for Davidson County, Tennessee.

Being part of the same property conveyed to Wells VAF - 330 Commerce Street, LLC, a Delaware limited liability company by Special Warranty Deed dated December 14, 2007 from Ferrari Partners, L.P., a Georgia limited partnership, of record in Instrument No. 20071217-0144579, as corrected by Affidavit of Scrivener’s Error of record in Instrument No. 20100224-0014217, Register’s Office for Davidson County, Tennessee.